Exhibit 99.2

Solana Company (NASDAQ: HSDT) Releases Investor Update

NEWTOWN, Pa., Nov. 05, 2025 (GLOBE NEWSWIRE) – Solana Company (NASDAQ: HSDT) (the “Company” or “HSDT”), a publicly listed company that has expanded its business to include a digital asset treasury dedicated to acquiring and holding Solana (SOL), today announced that its Board of Directors has approved a stock repurchase program to acquire up to $100 million of the company's outstanding common stock. The new stock repurchase program, which is open-ended, allows the company to repurchase its shares from time to time in the open market and in negotiated transactions.

As of November 4, 2025, the current common shares and common shares underlying the pre-funded and penny warrants outstanding is 84,130,257.

“For our goal of maximizing SOL per share accumulation, there may be times when the best expected return of our capital is to acquire our own shares," said Joseph Chee, Executive Chairman of Solana Company and Chairman of Summer Capital. “In this period of market adjustment, our strategic focus remains unwavering, as does our commitment to delivering value and transparency to our shareholders.

For additional information, including the latest Chairman’s Note and corporate presentation, please visit https://www.solanacompany.co/news.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Forward-looking statements may include, among others, statements in relation to the Company’s future growth and operational progress, the Company’s compliance with Nasdaq requirements, expected enrollment, developments and future plans regarding regulatory entities, receipt of prescriptions and progress of commercialization of the PoNS device in the U.S., the impacts of the current global macroeconomic environment on the Company, product development activities, the safety and effectiveness of the Company’s product, the manufacturing plans for the Company’s product, sufficiency of cash and availability of funds and operating costs and the Company’s ability to continue as a going concern and future liquidity.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Solana Company

Solana Company (NASDAQ: HSDT) is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. It is also a listed digital asset treasury (“DAT”) dedicated to acquiring and holding Solana (SOL). Created in partnership with Pantera Capital and Summer Capital, Solana Company’s DAT objective is to maximize SOL per share through strategic use of capital markets and on chain opportunities, offering public market investors direct exposure to Solana’s secular growth.

For more information, please visit www.solanacompany.co or follow us on X (@Solana_Company).

Media Contacts:

Solana Companyir@solanacompany.co

Pantera Capital Management LPir@panteracapital.com

Summer Capital Limitedpr@summer-cap.com